UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2017

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, New York, New York		10007
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (646) 975-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Progenics Pharmaceuticals, Inc. (the “Company”) held on June 14, 2017, stockholders voted on the following matters set forth below.

1.	The nominees for election to the Company’s Board of Directors were elected to hold office until the Company’s next Annual Meeting of Stockholders, based upon the following votes:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter J. Crowley	47,676,068	484,725	24,799	15,820,499
Mark R. Baker	47,769,866	379,723	36,003	15,820,499
Bradley L. Campbell	47,659,957	487,889	37,746	15,820,499
Karen J. Ferrante	47,671,270	489,632	24,690	15,820,499
Michael D. Kishbauch	47,664,304	495,989	25,299	15,820,499
David A. Scheinberg	47,669,016	490,034	26,542	15,820,499
Nicole S. Williams	47,667,033	493,681	24,878	15,820,499

2.	The proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers was approved, based upon the following votes:

Votes For Approval	Votes Against	Abstentions	Broker Non-Votes
47,655,721	475,452	54,419	15,820,499

3.	The proposal on the frequency of future advisory votes on compensation of named executive officers was recommended, on an advisory basis, based upon the following votes:

1 Year	2 Years	3 Years	Abstentions
42,385,958	22,224	5,735,244	42,166

4.	The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year was approved, based upon the following votes:

Votes For Approval	Votes Against	Abstentions	Broker Non-Votes
63,784,834	120,502	100,755	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ Patrick Fabbio
Patrick Fabbio
Senior Vice President and Chief Financial Officer

Date: June 15, 2017